Exhibit 99.1

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

Second Amended and Restated Class E Share Redemption Program

Effective as of January 15, 2016

Definitions

Advisor – Shall mean Dividend Capital Total Advisors LLC.

Aggregate Redemption Cap – Shall have the meaning given herein.

Class A shares – Shall mean the shares of the Company’s common stock classified as Class A.

Class E shares – Shall mean the unclassified shares of the Company’s common stock.

Class A, W and I Share Redemption Program – Shall mean any share redemption program applicable to the Class A, Class W and Class I shares (including any tender offers made by the Company that may be made to provide liquidity to holders of the Class A, Class W and Class I shares).

Class I shares – Shall mean the shares of the Company’s common stock classified as Class I.

Class W shares – Shall mean the shares of the Company’s common stock classified as Class W.

Company – Shall mean Dividend Capital Diversified Property Fund Inc., a Maryland corporation. The Company may be referred to as “we” or “our” within the context of this document.

Commission – Shall mean the U.S. Securities and Exchange Commission.

Code – Shall mean the Internal Revenue Code of 1986, as amended.

NAV – Shall mean the net asset value of the Company or a class of its shares, as the context requires, determined in accordance with the Company’s valuation policies and procedures.

Operating Partnership – Shall mean Dividend Capital Total Realty Operating Partnership LP.

Operating Partnership Agreement – Shall mean the Fourth Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

OP Units – Shall mean limited partnership interests in the Operating Partnership.

Quarterly Redemption Cap – Shall have the meaning given herein.

Stockholders or stockholders – Shall mean the holders of Class E shares. Stockholders may be referred to as “you” or “your” within the context of this document.

Share Redemption Program

While you should view your investment as long term with limited liquidity, we have adopted this limited share redemption program, whereby stockholders may, in the event of the death or disability of a stockholder, request that we redeem all or any portion of their shares in accordance with the procedures and subject to certain conditions and limitations described below. This share redemption program only applies to our Class E shares and not our Class A, Class W and Class I shares or the OP Units issued by our

Operating Partnership. The separate Class A, W and I Share Redemption Program is applicable to Class A, Class W and Class I share redemptions, and the Operating Partnership Agreement is applicable to OP Unit redemptions. All references herein to our shares mean our Class E shares, and not our Class A, Class W and Class I shares or the OP Units issued by our Operating Partnership, unless the context otherwise requires.

At the time that a stockholder submits a request for redemption we may, subject to the conditions and limitations described below, redeem the shares of our common stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. There is no fee in connection with a redemption of shares of our common stock. This share redemption program will be immediately terminated if our shares of common stock are listed on a national securities exchange or if a secondary market is otherwise established. Only those stockholders who received their shares directly from us (including through our distribution reinvestment plan, except as set forth below) or received their shares through one or more transactions that were not for cash or other consideration are eligible to participate in this share redemption program. Once our shares are transferred, directly or indirectly, for value by a stockholder (other than transfers which occur in connection with a non-taxable transaction, such as a gift or contribution to a family trust), the transferee and all subsequent holders of the shares are not eligible, unless otherwise approved by our management in its sole discretion, to participate in this share redemption program with respect to such shares that were transferred for value and any additional shares acquired by such transferee through our distribution reinvestment plan.

In the event of the death or disability of a stockholder, this share redemption program may provide a limited opportunity for the shares of common stock to be redeemed, subject to certain restrictions and limitations. We will generally adhere to the following procedures relating to the redeeming of shares of our common stock:

•	Redemptions are available only in the event of the death or disability of a stockholder. A stockholder’s request for redemption in the event of the death or disability of a stockholder must be submitted within 18 months of the death of the stockholder or the initial determination of the stockholder’s disability, as further described below.

•	We intend to redeem shares of our common stock under the program in the first month of every quarter and on the dates further described below. All requests for redemption must be made in writing and received by us no later than the fifth business day prior to the applicable redemption date described below (counting the redemption date as one of the business days). Redemption requests for any quarter will be accepted for consideration no sooner than the first business day of such quarter, and in no event will they be accepted for consideration during any time that the Company is conducting a self-tender offer for Class E shares pursuant to Rule 13e-4 under the Exchange Act of 1934, as amended. Any requests made outside of these windows will be rejected.

•	Redemptions with respect to any calendar quarter will be effected on the last business day of the first month of such calendar quarter at a price equal to the NAV per share calculated after the close of business (4:00 p.m. Eastern time) on the redemption date. As a result of this process, you will not know the redemption price at the time you submit your redemption request. The price at which your redemption is executed could be higher or lower than our NAV per share at the time you submit your redemption request. Although a stockholder will not know at the time he or she requests the redemption of shares the exact price at which such redemption request will be processed, the stockholder may cancel the redemption request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, (888) 310-9352. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Redemption requests must be cancelled before 4:00 p.m. (Eastern time) on the redemption date. If the redemption request is not cancelled before the applicable time described above, the stockholder will be contractually bound to redemption of the shares and will not be permitted to cancel the request prior to the payment of redemption proceeds.

•	Redemption requests may generally be made in writing by submitting a completed redemption form, which we will provide to you at no charge, to:

For regular mail:	For overnight deliveries:
DST Systems, Inc.	DST Systems, Inc.
PO Box 219079	430 West 7th Street, Suite 219079
Kansas City, Missouri 64121-9079	Kansas City, Missouri 64105

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

With respect to retirement accounts or other investment accounts registered through custodians, trustees or fiduciaries, redemption requests can only be made by the authorized custodian, trustee or fiduciary, as applicable.

•	For processed redemptions, stockholders may request that redemption proceeds are paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

•	Processed redemptions of more than $100,000 will be paid only via ACH or wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide bank instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive redemption proceeds via ACH or wire transfer, provided the payment amount is at least $5,000. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instructions made with a medallion signature guarantee, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be sent only to U.S. financial institutions (ACH network members).

•	A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association, or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $100,000; (2) you wish to have redemption proceeds transferred to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

Because we intend to accrue distributions with daily record dates, we expect that your redemption price will reflect an impact or adjustment in NAV from the distribution accrued since the most recent quarter-end, to which you will be entitled. However, we reserve the right to adjust the periods during which distributions accrue and are paid.

Under normal market conditions, we will pay redemption proceeds, less any applicable tax or other withholding required by law, by the third business day following the redemption date. Because our NAV per share for each class of common stock will be calculated at the close of each business day, the redemption price may fluctuate between the date we satisfy the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption proceeds are paid. Payment for shares redeemed pursuant to the share redemption program will not occur on any date on which a dividend distribution is paid by the Company.

The board of directors reserves the right in its sole discretion at any time and from time to time to reject any request for redemption for any reason or reduce or increase the number of shares of our common stock allowed to be redeemed under this share redemption program.

Pursuant to this share redemption program, we will not redeem shares in the event of the death or disability of a stockholder that exceed during any consecutive twelve month period five percent of the number of Class E shares of common stock outstanding at the beginning of such twelve-month period, unless the board of directors approves redemptions that exceed this limit (referred to herein as the “Aggregate Redemption Cap”). In addition, the number of shares of our common stock that we may redeem will be limited by the funds available from our offerings of stock, cash on hand, cash available from borrowings and cash from liquidations of securities or debt related investments.

The board of directors may, in its sole discretion, amend, suspend, or terminate this share redemption program at any time if it determines that the funds available to fund this share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of this share redemption program is in the best interest of our stockholders. Any amendment, suspension or termination of this share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both pursuant to the Operating Partnership Agreement. If the board of directors decides to materially amend, suspend or terminate this share redemption program, we will provide stockholders with no less than 30 days written notice (relative to the redemption date). The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the Class E stockholders.

In connection with our quarterly redemptions, our affiliated stockholders will defer their redemption requests until all redemption requests by unaffiliated stockholders have been met. However, we cannot guarantee that the funds set aside for this share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter or the total amount of shares requested for redemption exceed the Aggregate Redemption Cap, we plan to redeem the shares of our common stock on a pro rata basis. Any determinations regarding this share redemption program will not affect any determinations that may be made by the board of directors regarding requests by holders of Class A, Class W or Class I shares for redemption under the Class A, W and I Share Redemption Program or holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement.

The redemption request of a stockholder that is not honored in whole or in part will be deemed automatically withdrawn for such shares for which redemption was not approved, and any such stockholder may resubmit a request in a subsequent quarter. We will not retain redemption requests that are not honored in any particular quarter. The redemption request for such shares of our common stock will be deemed void and will not affect the rights of the holder of such shares of our common stock, including the right to receive distributions thereon. If a pro rata redemption would result in a stockholder owning less than the minimum purchase amount required under state law, we will redeem all of such stockholder’s shares of our common stock, unless the stockholder’s holdings are the result of a prior partial transfer.

As previously described, this share redemption program is not intended to provide liquidity to any stockholder (and any subsequent transferee of such stockholder) who acquired, directly or indirectly, his or her shares by purchase or other taxable transaction from another stockholder, unless shares acquired in such transactions are approved for redemption by our management in its sole discretion. In connection with a request for redemption, the requesting stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be repurchased directly from us and no direct or indirect transfer of the shares has occurred since the stockholder acquired the shares from us, or (2) acquired the shares from the original stockholder, directly or indirectly, by way of one or more transactions that were not for cash (or other consideration) in connection with a non-taxable transaction, including transactions for the benefit of a member of the original stockholder’s immediate or extended family (including the original stockholder’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) through a transfer to a custodian, trustee or other fiduciary for the account of the original stockholder or members of the original stockholder’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

Moreover, all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.

As set forth above, we will redeem shares upon the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 18 months after the death of the stockholder in order for the requesting party to be eligible to request redemption in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.

Furthermore, as set forth above, we will redeem shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (which we define as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 18 months of the initial determination of the stockholder’s disability in order for the stockholder to be eligible to request redemption in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

Shares of our common stock redeemed under this share redemption program will return to the status of authorized but unissued shares of common stock. We will not resell such shares of common stock to the public unless they are first registered with the Commission under the Securities Act of 1933, as amended, and under appropriate state securities laws or otherwise sold in compliance with such laws.